Exhibit 99.1

TRIMAS COMPLETES THE DIVESTITURE OF TRIMAS AEROSPACE
Transaction Sharpens Company Focus and Strengthens Platform for Future Growth
BLOOMFIELD HILLS, Michigan, March 16, 2026 – TriMas (NASDAQ: TRS) today announced that it has completed the previously announced divestiture of the TriMas Aerospace business (“TriMas Aerospace”) to PennAero, a portfolio company of Tinicum L.P. and funds managed by Blackstone, Inc. The transaction, first disclosed on November 4, 2025, was completed for approximately $1.45 billion in cash, subject to customary post‑closing adjustments, with estimated net after-tax proceeds of approximately $1.2 billion.
“This transaction represents a significant milestone in TriMas’ ongoing transformation, further sharpening our focus and enhancing our financial flexibility,” said Thomas Snyder, President and Chief Executive Officer. “As we noted previously, we expect to use the net proceeds to support organic growth investments, pursue strategically aligned acquisition opportunities and repurchase shares. Whether through customer-focused innovation, operational excellence, productivity improvements or strategic acquisitions focused on attractive packaging and life sciences opportunities, this step strengthens our ability to pursue long‑term growth that elevates the overall TriMas portfolio. Guided by our Strategic Investment Committee, we will continue to evaluate opportunities that advance our vision for a more customer-centric, growth‑focused TriMas, while delivering strong returns for our shareholders.”
TriMas will provide certain transitional services to the buyer under a Transition Services Agreement (TSA), for which the company will be reimbursed. The transaction is the result of TriMas’ evaluation of strategic alternatives for the business, which was first announced on February 10, 2025. PJT Partners and BofA Securities served as financial advisors, and Jones Day served as outside legal counsel to TriMas.
Snyder continued, “We extend our sincere gratitude to Vitaliy Rusakov and the entire TriMas Aerospace team. Their relentless focus on performance improvement, operational discipline and customer excellence has positioned the aerospace business for future success and ensured a smooth transition. We deeply appreciate their leadership and dedication throughout this process and are confident the business is well-prepared for its next phase of growth under new ownership.”
About TriMas
TriMas designs, manufactures and supplies a broad range of innovative and high‑quality products for the consumer packaging and industrial markets through its TriMas Packaging and Specialty Products groups. With approximately 2,500 employees in 12 countries, TriMas is committed to empowering customer success through deep partnerships, strong technical expertise, focused innovation, and exceptional quality and service. Guided by a culture of continuous improvement and operational excellence, TriMas invests in its people and capabilities to deliver long‑term value for all stakeholders. Headquartered in Bloomfield Hills, Michigan, TriMas is publicly traded on NASDAQ under the ticker symbol “TRS.” For more information, please visit www.trimas.com.
Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; government and regulatory actions, including, without limitation, the impact of current and future tariffs and reciprocal tariffs, quotas and surcharges, as well as climate change legislation and other environmental regulations; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; our ability to recognize the benefits of and effectively deploy the net proceeds from the sale of TriMas Aerospace; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations, including, but not limited to, risks relating to tensions between the United States and China; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability and environmental, social and governance ("ESG") goals and achieve our sustainability and ESG goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition and disposition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are detailed in the Annual Report on Form 10-K for the year ended December 31, 2025. The risks described are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Contact
Sherry Lauderback
VP, Investor Relations, Communications & Sustainability
(248) 631-5506
sherry.lauderback@trimas.com